Exhibit 99.1

Contact:

David Smith

212-479-3140

NEW SENIOR ANNOUNCES SECOND QUARTER 2015 RESULTS

SECOND QUARTER NORMALIZED FFO PER SHARE OF $0.36

$1.2 BILLION OF ACQUISITIONS ANNOUNCED/COMPLETED YEAR TO DATE

NEW YORK — August 6, 2015 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended June 30, 2015.

2Q 2015 BUSINESS HIGHLIGHTS

•	Total managed portfolio occupancy increased 310 basis points for 2Q’15 vs. 2Q’14

•	Same store occupancy for the managed portfolio increased 120 basis points for 2Q’15 vs. 2Q’14

•	Same store occupancy for the triple net portfolio increased 240 basis points for 2Q’15 vs. 2Q’14

•	4.5% same store net operating income (“NOI”) growth for the managed portfolio for 2Q’15 vs. 2Q’14

•	Completed $98 million of acquisitions comprising 2 assisted living / memory care (“AL/MC”) properties and 1 rental continuing care retirement community (“CCRC”)

•	Announced $640 million acquisition of 28 independent living (“IL”) properties

•	Raised $267 million of net proceeds through common stock offering

•	Previously announced a 13% increase for the second quarter common stock dividend

2Q 2015 FINANCIAL HIGHLIGHTS

•	Total NOI of $48.4 million compared to $33.4 million for 2Q 2014, a 45% increase

•	Normalized Funds from Operations (“NFFO”) of $24.1 million, or $0.36 per basic and diluted share

•	AFFO of $20.5 million, or $0.31 per basic share and $0.30 per diluted share

•	Normalized Funds Available for Distribution (“FAD”) of $19.1 million, or $0.28 per basic and diluted share

•	Net loss of ($21.2) million, or ($0.32) per basic and diluted share

“Our second quarter earnings reflect a full quarter’s contribution from our significant acquisition and refinancing activities completed during the beginning of the year, and I am pleased to report that these results have exceeded our expectations,” New Senior Chief Executive Officer Susan Givens said. “Our portfolio of private pay senior housing properties delivered another strong quarter of results, including solid performance from our same store managed portfolio with occupancy increasing 120 basis points and NOI growth of 4.5%, along with a 240 basis point increase in occupancy for our same store triple net portfolio. We were also pleased to provide our shareholders with a significant increase in our dividend of 13%.”

Ms. Givens continued, “Furthermore, we have announced or completed $1.2 billion of accretive, private pay senior housing acquisitions year to date. With 92% of our portfolio NOI from private pay assisted living and independent living properties that have delivered superior growth relative to the industry, we remain excited about our prospects for 2015 and beyond.”

SECOND QUARTER 2015 RESULTS

Dollars in thousands, except per share data	For the Quarter Ended June 30, 2015
	Amount	Per Share(B)
Non-GAAP(A)
NOI	$48,376	—
FFO	18,384	$0.27
Normalized FFO	24,063	$0.36
AFFO	20,461	$0.30
Normalized FAD	19,051	$0.28

GAAP
Net loss	(21,190)	($0.32)

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Per share amounts are based on 67.8 million diluted shares outstanding for non-GAAP amounts and 66.9 million diluted shares outstanding for net loss. See the appendix in the second quarter presentation posted in the Investor Relations section of the Company’s website for an explanation of the difference between basic and diluted shares.

ACQUISITION ACTIVITY

Year to date, the Company has closed or announced $1.2 billion of acquisitions, which include 49 IL properties, 2 AL/MC properties and 1 rental CCRC.

During the second quarter, the Company closed $98 million of acquisitions at an expected blended initial cash NOI yield of approximately 7.0%. The acquisitions included 2 AL/MC properties that were added to the Company’s managed portfolio and 1 rental CCRC that was added to the Company’s triple net lease portfolio.

During the second quarter, the Company announced the acquisition of 28 private pay, IL properties (the “Portfolio”) from affiliates of Holiday Retirement (“Holiday”) for approximately $640 million. The Portfolio is 100% private pay and contains 3,298 IL units located across 21 states and had an average occupancy rate of 88% as of May 2015. The Company expects the Portfolio to generate an initial cash NOI yield of approximately 6.4% and closing of the acquisition to occur by the end of the third quarter of 2015.

PORTFOLIO PERFORMANCE

Total NOI increased 45% to $48.4 million compared to $33.4 million for 2Q 2014.

For the managed portfolio, total occupancy increased 310 basis points to 86.2% compared to 83.1% for 2Q 2014, and same store occupancy increased 120 basis points to 84.4% compared to 83.2% for 2Q 2014. Same store NOI increased 4.5% to $11.4 million compared to $10.9 million for 2Q 2014.

For the triple net portfolio, same store occupancy increased 240 basis points to 90.4% compared to 88.0% for 2Q 2014. Triple net occupancy is presented one quarter in arrears from the date reported on a trailing twelve month basis.

FINANCING ACTIVITY

On June 29, 2015, the Company issued 20,114,090 shares of common stock in a public offering at a price of $13.75, for proceeds of $267 million, net of issuance costs. The Company intends to use the net proceeds from the offering to fund a portion of the purchase price for the acquisition of the Portfolio and for general corporate purposes.

DIVIDEND

On April 6, 2015, the Company announced that its Board of Directors declared its first quarter dividend of $0.23 per share payable to shareholders of record on April 17, 2015. This dividend was paid on April 30, 2015.

On June 8, 2015, the Company announced that its Board of Directors declared its second quarter dividend of $0.26 per share, an increase of 13% from the previous quarter’s dividend. The dividend was payable to shareholders of record on June 18, 2015 and was paid on August 3, 2015.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on August 6, 2015 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (855) 734-8393 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on September 7, 2015 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “84979867.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 124 properties located across 32 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s belief that completed acquisitions will be accretive, expected initial cash NOI yields, which represent a portfolio’s expected cash NOI for a full year period divided by the purchase price, the completion of the Holiday acquisition and the expected timing thereof, and the expected use of proceeds from the equity offering completed in June. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	June 30, 2015 (Unaudited)	December 31, 2014
Assets
Real estate investments:
Land	$178,062	$138,799
Buildings, improvements and other	1,991,533	1,500,130
Accumulated depreciation	(87,514)	(56,988)

Net real estate property	2,082,081	1,581,941

Acquired lease and other intangible assets	248,513	178,615
Accumulated amortization	(118,267)	(79,021)

Net real estate intangibles	130,246	99,594

Net real estate investments	2,212,327	1,681,535
Cash and cash equivalents	343,081	226,377
Receivables and other assets, net	77,273	58,247

Total Assets	$2,632,681	$1,966,159

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$1,682,855	$1,223,224
Due to affiliates	9,441	6,882
Dividends payable	17,268	15,276
Accrued expenses and other liabilities	83,039	72,241

Total Liabilities	$1,792,603	$1,317,623

Commitments and contingencies
Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both June 30, 2015 and December 31, 2014	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 86,529,505 and 66,415,415 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	865	664
Additional paid-in capital	938,916	672,587
Accumulated deficit	(99,703)	(24,715)

Total Equity	$840,078	$648,536

Total Liabilities and Equity	$2,632,681	$1,966,159

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Resident fees and services	$63,470	$37,277	$110,658	$72,814
Rental revenue	27,730	22,346	54,402	44,644

Total revenues	91,200	59,623	165,060	117,458

Expenses
Property operating expense	42,824	26,196	77,095	51,755
Depreciation and amortization	39,574	23,177	69,731	46,012
Interest expense	16,984	14,097	32,295	27,402
Acquisition, transaction and integration expense	5,199	4,013	9,117	8,236
Management fee to affiliate	3,071	1,726	6,122	3,379
General and administrative expense	4,129	817	7,539	1,655
Loss on extinguishment of debt	—	—	5,091	—
Other expense	480	—	480	—

Total expenses	$112,261	$70,026	$207,470	$138,439

Loss Before Income Taxes	(21,061)	(10,403)	(42,410)	(20,981)
Income tax expense	129	627	34	987

Net Loss	$(21,190)	$(11,030)	$(42,444)	$(21,968)

Loss Per Share of Common Stock
Basic and diluted (A)	$(0.32)	$(0.17)	$(0.64)	$(0.33)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted (B)	66,857,483	66,399,857	66,637,670	66,399,857

Dividends Declared Per Share of Common Stock (C)	$0.49	$—	$0.49	$—

(A)	Basic EPS is calculated by dividing net income by the weighted average number of shares of common stock outstanding for the period. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	For the purposes of computing income per share of common stock for periods prior to the spin-off on November 6, 2014, the Company treated the common shares issued in connection with the spin-off as if they had been outstanding for all periods presented. All 7.5 million outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.
(C)	The three months ended June 30, 2015 includes a dividend of $15,276, or $0.23 per common share, which is attributable to the first quarter and was announced on April 6, 2015.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Six Months Ended June 30,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(42,444)	$(21,968)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	69,804	46,012
Amortization of deferred financing costs	4,473	4,059
Amortization of deferred community fees	(1,112)	(598)
Amortization of premium on mortgage notes payable	305	425
Non-cash straight line rent	(12,540)	(12,136)
Loss on extinguishment of debt	5,091	—
Equity-based compensation	17	—
Provision for bad debt	824	437
Unrealized loss on interest rate caps	480	—
Changes in:
Receivables and other assets	(4,432)	(7,592)
Due to affiliates	2,559	3,904
Accrued expenses and other liabilities	9,932	16,298

Net cash provided by operating activities	$32,957	$28,841

Cash Flows From Investing Activities
Cash paid for acquisitions, net of deposits	$(584,932)	$(227,535)
Capital expenditures	(4,978)	(3,836)
Funds reserved for future capital expenditures	(292)	(540)
Deposits paid for real estate investments	(10,855)	(649)

Net cash used in investing activities	$(601,057)	$(232,560)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$757,572	$32,857
Principal payments of mortgage notes payable	(7,911)	(6,271)
Repayments of mortgage notes payable	(289,484)	—
Payment of exit fee on extinguishment of debt	(1,499)	—
Payment of deferred financing costs	(8,798)	(457)
Payment of common stock dividend	(30,552)	—
Purchase of interest rate caps	(1,037)	—
Proceeds from issuance of common stock	276,569	—
Costs related to issuance of common stock	(10,056)	—
Contributions	—	216,167
Distributions	—	(21,431)

Net cash provided by financing activities	$684,804	$220,865

Net Increase in Cash and Cash Equivalents	116,704	17,146
Cash and Cash Equivalents, Beginning of Period	226,377	30,393

Cash and Cash Equivalents, End of Period	$343,081	$47,539

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$26,734	$21,529
Cash paid during the period for income taxes	190	1,110

Supplemental Schedule of Non-Cash Investing and Financing Activities
Common stock dividend declared but not paid	$17,268	$—

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended
June 30, 2015
Total revenues	$91,200
Property operating expense	(42,824)

NOI	48,376
Depreciation and amortization	(39,574)
Interest expense	(16,984)
Acquisition, transaction and integration expense	(5,199)
Management fee to affiliate	(3,071)
General and administrative expense	(4,129)
Other expense	(480)
Income tax expense	(129)

Net Loss	$(21,190)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended
June 30, 2015
Net loss	$(21,190)
Adjustments:
Depreciation and amortization	39,574

FFO	$18,384
FFO per diluted share	$0.27

Acquisition, transaction and integration expense	5,199
Other expense	480

Normalized FFO	$24,063
Normalized FFO per diluted share	$0.36

Straight-line rent	(6,374)
Amortization of deferred financing costs	2,275
Amortization of premium on mortgage notes payable	75
Amortization of deferred community fees and other(1)	422

AFFO	$20,461
AFFO per diluted share	$0.30

Maintenance capital expenditures	(1,410)

Normalized FAD	$19,051
Normalized FAD per diluted share	$0.28

Weighted average basic shares outstanding	66,857
Weighted average diluted shares outstanding(2)	67,772

(1)	Includes net change in deferred community fees, above/below market lease amortization and other non-cash GAAP adjustments.
(2)	Includes dilutive effect of options.

Reconciliation of Same-Store NOI (unaudited)

(dollars in thousands)

	2Q 2014				2Q 2015
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$22,346	$10,863	$218	$33,427	$27,730	$11,357	$9,289	$48,376

Depreciation and amortization				(23,177)				(39,574)
Interest expense				(14,097)				(16,984)
Acquisition, transaction and integration expense				(4,013)				(5,199)
Management fee to affiliate				(1,726)				(3,071)
General and administrative expense				(817)				(4,129)
Other expense				—				(480)
Income tax expense				(627)				(129)

Net Loss				($11,030)				($21,190)

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure. A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure.

We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance.

We believe that Normalized Funds from Operations, or Normalized FFO, is useful because it allows investors, analysts and our management to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by period specific items and events such as transaction costs. In addition, we believe Adjusted Funds from Operations, or AFFO, and normalized FAD are useful as supplemental measures of our ability to fund dividend payments.

The non-GAAP financial measures we present may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. You should not consider these measures as alternatives to net income (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine these measures in conjunction with net income as presented in our Consolidated Financial Statements.